UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 13, 2021
Federal Home Loan Bank of Dallas
____________________________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation		000-51405	71-6013989
_____________________ (State or other jurisdiction		_____________ (Commission	______________ (I.R.S. Employer
of incorporation)		File Number)	Identification No.)

8500 Freeport Parkway South, Suite 600
Irving,	Texas		75063-2547
________________________________ (Address of principal executive offices)			___________ (Zip Code)

Registrant’s telephone number, including area code:	(214)	441-8500
Not Applicable
_____________________________________________
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In a letter dated June 4, 2021, Cheryl D. Alston notified the Federal Home Loan Bank of Dallas (“Bank”) of her intention to resign as an independent director of the Bank. Ms. Alston’s notice of intent was reported under Item 5.02 of the Bank’s Current Report on Form 8-K dated June 4, 2021 and filed with the Commission on June 10, 2021. At the time of filing that report, the effective date of Ms. Alston’s resignation was not known as it was dependent upon the timing of membership stock purchases by certain subsidiaries of an insurance holding company for which Ms. Alston serves as a director. Ms. Alston’s letter was received by the Bank shortly after the subsidiaries were approved to become members of the Bank.

The Bank is filing this Form 8-K/A to report that the effective date of Ms. Alston’s resignation was July 13, 2021, which is the date upon which the above referenced membership stock purchases occurred. When these transactions were completed, Ms. Alston no longer satisfied the eligibility requirements to serve as an independent director of the Bank and her resignation became effective on that date pursuant to the terms of her letter.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Dallas

Date:	July 15, 2021	By:	/s/ Tom Lewis

Name: Tom Lewis
Title: Executive Vice President and Chief Financial Officer